AXA
                                    FINANCIAL

                                   PROTECTION

                                  PRESS RELEASE

                                                                NOVEMBER 8, 2005

--------------------------------------------------------------------------------

             STRONG ACTIVITY LEVELS IN THE FIRST NINE MONTHS OF 2005

               ACCELERATION OF GROWTH IN LIFE & SAVINGS AND ASSET
                  MANAGEMENT DURING THE THIRD QUARTER OF 2005

                   VERY STRONG NET INFLOWS IN ASSET MANAGEMENT
                               OF EURO 42 BILLION

--------------------------------------------------------------------------------

      o LIFE & SAVINGS NEW BUSINESS (APE(1)) INCREASED BY 8% TO EURO 3,770 MILLION DRIVEN BY MOST OF OUR MAJOR OPERATIONS. NEW BUSINESS GROWTH ACCELERATED IN THE THIRD QUARTER OF 2005 (APPROXIMATELY +10%), NOTABLY IN JAPAN, THE UNITED KINGDOM, BELGIUM, HONG-KONG, THE UNITED STATES AND AUSTRALIA. UNIT-LINKED NEW BUSINESS INCREASED BY 17%.

      o LIFE & SAVINGS NEW BUSINESS VALUE (NBV) WAS UP 18% TO EURO 652 MILLION, DRIVEN BY MOST OF OUR MAJOR OPERATIONS, NOTABLY FRANCE, THE US, BELGIUM, SOUTHERN EUROPE, AUSTRALIA AND JAPAN. AS A RESULT, NBV MARGIN INCREASED TO 17.3% (OR 17.9% ON A COMPARABLE BASIS) FROM 16.3% IN THE FIRST NINE MONTHS OF 2004.

      o PROPERTY & CASUALTY REVENUES INCREASED BY 3% TO EURO 14,677 MILLION, AS PERSONAL LINES WERE UP 3%, BENEFITING FROM A RESILIENT PRICING ENVIRONMENT AND MODERATE PORTFOLIO GROWTH, AND COMMERCIAL LINES WERE UP 1%.

      o INTERNATIONAL INSURANCE REVENUES INCREASED BY 10% TO EURO 3,183 MILLION. THE 13% INCREASE AT AXA RE WAS DUE TO THE NON-RECURRENCE OF SOME 2004 NEGATIVE PREMIUM ADJUSTMENTS, INCREASED REINSTATEMENT PREMIUMS LINKED TO 2005 MAJOR EVENTS AND SELECTED DEVELOPMENT IN LINES WITH FAVORABLE PRICING CONDITIONS. AXA CORPORATE SOLUTIONS ASSURANCE WAS UP 5%, DRIVEN BY MARINE AND AVIATION.

      o ASSET MANAGEMENT REVENUES INCREASED BY 10% TO EURO 2,404 MILLION DRIVEN BY HIGHER AVERAGE ASSETS UNDER MANAGEMENT (AUM) (+16% COMPARED TO
         9M04). BOTH AXA IM AND ALLIANCE CAPITAL CONTRIBUTED TO VERY STRONG NET INFLOWS OF EURO 42 BILLION, EXCLUDING THE IMPACT OF THE SALE OF ALLIANCE CAPITAL CASH MANAGEMENT SERVICES. OVER THE THIRD QUARTER OF 2005 ALONE, REVENUE GROWTH ACCELERATED TO APPROXIMATELY +13%.


--------------------
(1) Annual Premium Equivalent (APE) represents 100% of new business regular premiums +10% of new business single premiums. APE is group share.

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

--------------------------------------------------------------------------------
Numbers herein have not been audited or adjusted for scope and currency changes. Growth rates are on a comparable basis and, accordingly, have been adjusted for changes in scope, accounting methods and currency.
APE, NBC and NBV are non-GAAP measures. Management uses these measures as key indicators of performance in assessing AXA's Life & Savings business and believes that the presentation of these measures provides useful and important information to shareholders and investors. IFRS revenues are available in Appendix 4 of this release.
--------------------------------------------------------------------------------

"Once again, the global reach of our organization, associated with strong diversification, is enabling the Group to seize growth where it exists" said Henri de Castries, Chief Executive Officer of AXA.

"Life & Savings and Asset Management growth is comfortably within our targeted range, fully benefiting from regional diversification, be it in Asia, the US or some countries in Europe, as well as from a wide product offering with the unique combination of two leading asset managers, Alliance Capital and AXA Investment Managers."

                                               ------------------------------------------------
                                                                                    Change on a
Nine months ended                              September     September               comparable
(Euro million, except when otherwise noted)     30, 2005      30, 2004    Change        basis
-----------------------------------------------------------------------------------------------
Life & Savings, group share
     APE                                           3 770         3 411     +10.5%      +7.8%
     NBC                                             776           678     +14.6%     +14.9%
     NBV                                             652           556     +17.2%     +18.1%
-----------------------------------------------------------------------------------------------
Property & Casualty revenues                      14 677        13 987      +4.9%      +2.6%
-----------------------------------------------------------------------------------------------
International Insurance revenues                   3 183         2 930      +8.6%      +9.6%
-----------------------------------------------------------------------------------------------
Asset Management
     Revenues                                      2 404         2 275      +5.7%     +10.1%
     Net inflows (Euro billion):
-        excluding AC cash management(2)              42            21
-        including AC cash management                 19            20
-----------------------------------------------------------------------------------------------


--------------------
(2) Alliance Capital's Cash Management Services have been sold to Federated Investors.

                                                                               2
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

LIFE & SAVINGS:

LIFE & SAVINGS NEW BUSINESS INCREASED BY 8% TO EURO 3,770 MILLION DRIVEN BY ALL OF OUR MAJOR OPERATIONS WITH THE ONLY EXCEPTION OF GERMANY. UNIT-LINKED NEW BUSINESS INCREASED BY 17% TO REPRESENT 45% OF TOTAL LIFE & SAVINGS APE, COMPARED TO 43% IN THE FIRST NINE MONTHS OF 2004.

THE US CONTINUED TO BENEFIT FROM THE MONY ACQUISITION, WITH NEW BUSINESS UP 15% ON A REPORTED BASIS. ON A COMPARABLE BASIS(3), THE US GROWTH IN LIFE AND VARIABLE ANNUITY BUSINESSES WAS PARTLY OFFSET BY OUR CAUTIOUS STANCE ON FIXED ANNUITY. FRANCE NEW BUSINESS GROWTH REFLECTED THE CONTINUED FOCUS ON UNIT-LINKED PRODUCTS.

NEW BUSINESS GROWTH WAS PARTICULARLY STRONG DURING THE THIRD QUARTER (APPROXIMATELY +10%), NOTABLY IN JAPAN, THE UNITED KINGDOM, BELGIUM, HONG-KONG, THE UNITED STATES AND AUSTRALIA.

NEW BUSINESS VALUE (NBV) WAS UP 18% TO EURO 652 MILLION, DRIVEN BY MOST OF OUR MAJOR OPERATIONS, NOTABLY FRANCE, THE US, BELGIUM, SOUTHERN EUROPE, AUSTRALIA AND JAPAN AS A RESULT OF HIGHER VOLUME AND PRODUCT MIX IMPROVEMENT.

AS A RESULT, NBV MARGIN INCREASED TO 17.3% (OR 17.9% ON A COMPARABLE BASIS) FROM 16.3% IN THE FIRST NINE MONTHS OF 2004.

                                               ------------------------------------------------
Annual Premium Equivalent                                                           Change on a
Group share (Euro million)                     September     September               comparable
Nine months ended                               30, 2005      30, 2004    Change        basis
-----------------------------------------------------------------------------------------------
LIFE & SAVINGS                                     3 770         3 411     +10.5%         +7.8%
  France                                             809           762      +6.3%         +6.3%
  United States                                    1 245         1 080     +15.3%         +4.3%
  United Kingdom                                     599           514     +16.5%        +18.7%
  Japan                                              432           387     +11.7%        +15.5%
  Germany                                            181           233     -22.5%        -22.5%
  Benelux                                            200           163     +22.8%        +22.9%
  Southern Europe                                     99            82     +20.0%        +20.0%
  Australia/New Zealand                              155           145      +6.8%         +4.5%
  Hong-Kong                                           50            45     +11.8%        +15.1%
-----------------------------------------------------------------------------------------------

FRANCE new business increased by 6% with continued focus on profitability, as demonstrated by the increased share of unit-linked products. Investment & Savings APE was up 11%, reflecting strong growth in individual unit-linked premiums (up 39% to represent 27% of total Investment & Savings new business), driven by the focus on these products in proprietary channels with an acceleration in September following the launch, in the salaried employee network, of "Odyssiel", a new unit-linked product.
Group protection business was impacted by the non-recurrence of some large premiums in 2004.

The UNITED STATES new business increased by 4% primarily driven by Life APE (up 11%) and Variable Annuity APE (up 8% compared to +5% in 1H05), partly offset by a 60% decline in Fixed Annuity APE, as, in the current interest rate environment, this product does not correspond to


--------------------
(3) As MONY was acquired in July 8, 2004, the constant scope in the US includes the contribution of MONY only for the discrete third quarters of both 2004 and 2005.
                                                                               3
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

Group profitability targets. Excluding fixed annuities, new business was up 8% with a strong acceleration in the third quarter (+11%).

JAPAN new business increased by 16%. Individual business APE grew by 11%, driven by Term Life products and riders (following the launch of new products in October 2004 and March 2005), and Group Life APE was up 313%, primarily due to the New Mutual Aid product, a Group Term Life product featuring new cancer and disability riders.
Japan new business growth accelerated strongly in 3Q05 to +28% as a result of strong momentum of new products and continued improved productivity in the AXA Advisors channel.

In the UNITED KINGDOM, new business was up 19% driven by strong sales of unit-linked investment bonds (+38%) and Group Pension products (+31%). Sales within the IFA channel were up 26%. In September, AXA announced it had gained a position on the Bankhall multi-tie panel, following a similar agreement with Sesame in July.

GERMANY new business was down 23%(4), following the strong Life new business boom in 2004 in connection with the reduction of tax privileges, partly offset by the growth in Investment & Savings unit-linked products (+17%). The Health market continued to be negatively impacted by higher social contribution limits introduced at the beginning of 2004 and the continued uncertainty over the potential changes in the Health regulatory environment.

BENELUX new business growth accelerated to +23% driven by Belgium up 30%, mainly due to the continuing strong growth momentum of structured unit-linked products, such as the open-architecture product Millesimo, and Crest 30 and 40 (non unit-linked products with no guaranteed rate).

SOUTHERN EUROPE new business increased by 20%, mainly driven by traditional savings' new business in the agent network in Italy and strong activity in individual Life products (including the launch of new products), partly offset by lower unit-linked business as 3Q04 was particularly strong, benefiting from the launch of some significant bancassurance agreements.

AUSTRALIA/NEW-ZEALAND new business was up 5%, with third quarter APE up 8%, driven by continuing strong sales into "Generations" and "Summit" dedicated platforms and increased sales of global equity growth and value funds.

HONG-KONG new business increased by 15% reflecting further improvements in productivity in both agency and adviser channels and significant increase in single premiums driven by strong inflows into investment and retirement products, in particular in the new multi-manager investment platform, as well as higher sales of "Mandatory Provident Fund", a pension product, through broker and direct channels.

LIFE & SAVINGS NEW BUSINESS VALUE (NBV) was up 18% to Euro 652 million due to increased volume and favorable shift in product mix. As a result, NBV margin increased to 17.3% (or 17.9% on a comparable basis) compared do 16.3% in the first nine months of 2004.


--------------------
(4)Or down 43% excluding year-end 2004-related backlog

                                                                               4
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

PROPERTY & CASUALTY:

PROPERTY & CASUALTY REVENUES INCREASED BY 3% TO EURO 14,677 MILLION, AS PERSONAL LINES WERE UP 3%, BENEFITING FROM A RESILIENT PRICING ENVIRONMENT AND MODERATE PORTFOLIO GROWTH, AND COMMERCIAL LINES WERE UP 1%.

                                      ------------------------------------------------
IFRS Revenues                                                              Change on a
Nine months ended                     September     September               comparable
(Euro million)                         30, 2005      30, 2004    Change        basis
--------------------------------------------------------------------------------------
PROPERTY & CASUALTY                      14 677        13 987      +4.9%        +2.6%
.. France                                  3 998         3 860      +3.6%        +3.6%
.. Germany                                 2 326         2 346      -0.9%        -1.2%
.. United Kingdom & Ireland (a)            3 381         3 504      -3.5%        +0.8%
.. Belgium                                 1 124         1 108      +1.4%        +1.4%
.. Southern Europe                         2 198         2 106      +4.4%        +4.4%
.. Other countries (b)                     1 650         1 063     +55.2%        +8.0%
--------------------------------------------------------------------------------------

(a) The right to renew our UK Personal Direct business was sold to RAC in October 2004. In the first nine months of 2004, revenues from this activity amounted to Euro 95 million.

(b) As of January 2005, Turkey, Hong-Kong and Singapore are now fully consolidated instead of being accounted for under the equity method. If full consolidation had been applied in 2004, other countries 9M04 P&C revenues would have been Euro 365 million higher. In addition, the Netherlands disability activity has been transferred from Life & Savings to Property & Casualty.
Other countries 9M04 P&C revenues would have been Euro 70 million higher if disability had been included.

PERSONAL LINES (58% OF P&C PREMIUMS) showed overall growth of 3%.
Motor revenues grew 3%, mainly driven by Southern Europe and France, up 5% and 2%, respectively, benefiting from positive net inflows of +119,400 and +40,000 policies, respectively. Non-motor revenues increased by 4%, mainly driven by household in France, the UK which also benefited from the growth in the creditor business, Belgium and Southern Europe, as a result of portfolio evolution and increased tariffs.

COMMERCIAL LINES (35% OF P&C PREMIUMS) recorded a 1% growth.
Motor revenues were flat, mainly as positive evolution in France (+4%), Belgium (+3%) and Southern Europe (+3%) was offset by the decrease of UK & Ireland revenues (-7%), in a context of intense competition in Ireland. Non-motor revenues were up 1% mainly driven by France (+5%) as a result of tariff increases in most business lines, while maintaining a strict underwriting policy.

OTHER LINES (7% OF P&C PREMIUMS) revenues increased by 1% as the planned reduction of assumed business in Germany was more than offset by UK Health growth.


                                                                               5
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

INTERNATIONAL INSURANCE:

INTERNATIONAL INSURANCE REVENUES INCREASED BY 10% TO EURO 3,183 MILLION. THE 13% INCREASE AT AXA RE WAS DUE TO THE NON-RECURRENCE OF SOME 2004 NEGATIVE PREMIUM ADJUSTMENTS, INCREASED REINSTATEMENT PREMIUMS LINKED TO 2005 MAJOR EVENTS AND SELECTED DEVELOPMENT IN LINES WITH FAVORABLE PRICING CONDITIONS. AXA CORPORATE SOLUTIONS ASSURANCE UP 5%, DRIVEN BY MARINE AND AVIATION.

                                      ------------------------------------------------
IFRS Revenues                                                              Change on a
Nine months ended                     September     September               comparable
(Euro million)                         30, 2005      30, 2004    Change        basis
--------------------------------------------------------------------------------------
INTERNATIONAL INSURANCE                   3 183         2 930      +8.6%         +9.6%
.. AXA RE                                  1 314         1 087     +20.9%        +13.1%
.. AXA Corporate Solutions Assurance       1 310         1 245      +5.2%         +5.4%
.. Others(a)                                 559           598      -6.6%        +12.1%
--------------------------------------------------------------------------------------

(a) Following the full consolidation of Turkey, Hong-Kong and Singapore, AXA Cessions revenues derived from business with these entities are now eliminated as inter-company transaction. In the first nine months of 2004, this represented Euro 37 million of AXA Cessions revenues.

REINSURANCE: Revenues increased by 13%, due to the non-recurrence of some 2004 negative premium adjustments, the increase in reinstatement premiums linked to major events in 2005 and higher premiums in selected non proportional General Liability business, taking advantage of favorable pricing conditions, as well as in Credit business.

INSURANCE: AXA Corporate Solutions Assurance revenues increased by 5% reflecting a selective growth in the marine and aviation lines of business. Development remained cautious on commercial property and liability lines.



                                                                               6
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

ASSET MANAGEMENT:

ASSET MANAGEMENT REVENUES INCREASED BY 10% TO EURO 2,404 MILLION DRIVEN BY HIGHER AVERAGE ASSETS UNDER MANAGEMENT (AUM) (+16% COMPARED TO 9M04). BOTH AXA IM AND ALLIANCE CAPITAL CONTRIBUTED TO VERY STRONG NET INFLOWS OF EURO 42 BILLION, EXCLUDING THE IMPACT OF THE SALE OF ALLIANCE CAPITAL CASH MANAGEMENT SERVICES. OVER THE DISCRETE THIRD QUARTER OF 2005, REVENUE GROWTH ACCELERATED TO APPROXIMATELY +13% AND NET INFLOWS AMOUNTED TO EURO 26 BILLION EXCLUDING ALLIANCE CASH MANAGEMENT SERVICES.

                                      ------------------------------------------------
IFRS Revenues(5)                                                           Change on a
Nine months ended                     September     September               comparable
(Euro million)                         30, 2005      30, 2004     Change       basis
--------------------------------------------------------------------------------------
ASSET MANAGEMENT                          2 404         2 275       +5.7%       +10.1%
.. Alliance Capital                        1 737         1 714       +1.3%        +6.8%
.. AXA Investment Managers(a)                668           561      +19.0%       +20.1%
--------------------------------------------------------------------------------------

(a) Excluding management and front-end fees collected by AXA Investment Managers on behalf of external distributors, gross revenues increased 24% on a comparable basis.

ALLIANCE CAPITAL: Revenues were up 7% as higher investment advisory fees, driven by 11% higher average AUM, and higher performance fees more than offset lower distribution revenues and lower shareholder servicing fees in the retail channel as well as lower transaction charges following Alliance's restructuring of its Private Client fee structure which effectively eliminates transaction charges while raising base fees.

AUM increased by Euro 66 billion from year-end 2004 to Euro 461 billion at the end of September 2005 as a positive exchange rate impact (Euro 53 billion), a favorable market impact (Euro 23 billion) and strong net positive long-term inflows (Euro 13 billion) more than offset the Euro 23 billion decrease in AUM related to the sale of the Cash Management Services to Federated Investors.
In the discrete third quarter, all channels experienced positive net inflows:
Institutional (+Euro 6 billion), Private Clients (+Euro 2 billion) and Retail (+Euro 2 billion).

AXA INVESTMENT MANAGERS: Revenues increased by 20%, while gross revenues, excluding management and front-end fees collected on behalf of external distributors, increased by 24%, driven by higher average AUM (+21%), mostly on segments with higher average fee levels, and by higher performance fees, especially on AXA Rosenberg's portfolios.

AUM increased by Euro 67 billion from year-end 2004 to Euro 412 billion at the end of September 2005 primarily driven by (i) Euro 29 billion of net inflows mainly from institutional and retail third party clients (Euro +22 billion) especially on AXA Rosenberg's products as well as real estate, fixed income and structured finance products, (ii) a Euro 30 billion favorable market impact, and
(iii) a Euro 6 billion positive foreign exchange rate impact.

                                      * * *
                                        *


-----------------
(5) Net of inter-company transactions.

                                                                               7
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

ABOUT AXA:

AXA Group is a worldwide leader in financial protection. AXA's operations are diverse geographically, with major operations in Western Europe, North America and the Asia/Pacific area. AXA reported total IFRS revenues of Euro 53 billion for the first nine months of 2005. The AXA ordinary share is listed and trades under the symbol AXA on the Paris Stock Exchange. The AXA American Depository Share is also listed on the NYSE under the ticker symbol AXA.

                                      * * *
                                        *


AXA INVESTOR RELATIONS:                    AXA MEDIA RELATIONS:
----------------------                     -------------------
Matthieu Andre:        +33.1.40.75.46.85   Christophe Dufraux: +33.1.40.75.46.74
Caroline Portel:       +33.1.40.75.49.84   Clara Rodrigo:      +33.1.40.75.47.22
Sophie Bourlanges:     +33.1.40.75.56.07   Rebecca Le Rouzic:  +33.1.40.75.97.35
Marie-Flore Bachelier: +33.1.40.75.49.45   Mary Taylor:        +1.212.314.58.45
Emmanuel Touzeau:      +33.1.40.75.49.05
Kevin Molloy:          +1.212.314.2893




IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results and AXA's plans and objectives to differ materially from those expressed or implied in the forward looking statements (or from past results). These risks and uncertainties include, without limitation, the risk of future catastrophic events including possible future terrorist related incidents, economic and market developments, regulatory actions and developments, litigations and other proceedings. Please refer to AXA's Annual Report on Form 20-F and AXA's Document de Reference for the year ended December 31, 2004, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.


                                                                               8
-------------------------------Be Life Confident--------------------------------

APPENDIX 1

LIFE & SAVINGS - ANNUAL PREMIUM EQUIVALENT (APE) AND NEW BUSINESS VALUE (NBV) FOR 9 MAIN COUNTRIES/REGIONS AND MODELED BUSINESS
FIRST NINE MONTHS OF 2005 - GROUP SHARE

                                             ------------------------------------------------------------
            Euro million                        APE            APE          Change         Change on
                                               9M 05          9M 04                     comparable basis
----------------------------------------     ------------------------------------------------------------
France                                            809           762          + 6%               + 6%
United States                                   1 245         1 080         + 15%               + 4%
United Kingdom                                    599           514         + 17%              + 19%
Japan                                             432           387         + 12%              + 16%
Germany (incl. Health)                            181           233         - 23%              - 23%
Benelux                                           200           163         + 23%              + 23%
Southern Europe                                    99            82         + 20%              + 20%
Australia / New Zealand                           155           145          + 7%               + 5%
Hong Kong                                          50            45         + 12%              + 15%
----------------------------------------     ------------------------------------------------------------
TOTAL APE (9 MAIN COUNTRIES/REGIONS)            3 770         3 411         + 11%               + 8%
----------------------------------------     ------------------------------------------------------------

----------------------------------------     ------------------------------------------------------------
NEW BUSINESS VALUE (NBV)                          652           556         + 17%              + 18%
----------------------------------------     ------------------------------------------------------------

----------------------------------------     ------------------------------------------------------------
NBV TO APE MARGIN                               17.3%         16.3%       +1.0 PT            +1.6 PT
----------------------------------------     ------------------------------------------------------------


                                                                               9
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

APPENDIX 2

LIFE & SAVINGS - BREAKDOWN OF APE BETWEEN UNIT-LINKED, NON UNIT-LINKED AND MUTUAL FUNDS
9 MAIN COUNTRIES/REGIONS AND MODELED BUSINESS
FIRST NINE MONTHS OF 2005 - GROUP SHARE

                          ------------------------------    ------------------------  --------------
                                                                  % UL in APE
                                      9M 05 APE               (excl. mutual funds)     UL change on
                          ------------------------------    ------------------------   comparable
                                                Mutual                                     basis
    Euro million              UL      Non-UL     Funds           9M05        9M04
------------------------  ------------------------------    ------------------------  --------------
France                       161        649                       20%          16%         + 32%
United States                660        277        308            70%          73%          + 9%
United Kingdom               516         83                       86%          82%         + 25%
Japan                         12        420                        3%           2%         + 37%
Germany                       55        125                       31%          27%         - 13%
Benelux                       56        144                       28%          23%         + 52%
Southern Europe               16         82          1            16%          23%         - 14%
Australia/New-Zealand         17         21        116            44%          43%         - 11%
Hong-Kong                     20         30                       40%          28%         + 60%
------------------------  ------------------------------    ------------------------  --------------

TOTAL                      1 513      1 831        425            45%          43%         + 17%


                                                                              10
-------------------------------Be Life Confident--------------------------------

APPENDIX 3

PROPERTY & CASUALTY - SPLIT BY BUSINESS LINES - FIRST NINE MONTHS OF 2005

                     ----------------------------------------------------------------------------------------------------
                           Personal          Personal            Commercial            Commercial                Other
                            Motor            Non-Motor             Motor                Non-Motor                Lines
                     ----------------------------------------------------------------------------------------------------
                              Change             Change                 Change                Change             Change
                                on                 on                     on                    on                 on
                     % Gross   comp.    % Gross   comp.     % Gross      comp.     % Gross     comp.    % Gross   comp.
                     Revenues  basis    Revenues  Basis     Revenues     Basis     Revenues    Basis   Revenues   Basis
-------------------  ----------------------------------------------------------------------------------------------------
France                  33%     + 2%      28%      + 3%        9%        + 4%         30%      + 5%
Germany                 31%     - 1%      29%      - 0%        7%        + 0%         26%      - 1%         7%     - 9%
Belgium                 36%     + 0%      27%      + 3%        6%        + 3%         31%      + 2%
United Kingdom (a)      12%     - 7%      23%      + 7%        7%        - 7%         30%      - 4%        27%     + 7%
Southern Europe         57%     + 5%      19%      + 5%        6%        + 3%         17%      + 3%
Canada                  39%     + 6%      16%      + 8%        8%        - 3%         36%      + 5%
The Netherlands         11%     - 5%      35%      + 9%       25%        - 5%         30%      - 1%
Others                  59%    + 17%      26%      + 5%        2%          NS         15%      + 8%
-------------------  ----------------------------------------------------------------------------------------------------

TOTAL                   33%     + 3%      25%       +4%        7%        + 0%         27%      + 1%         7%     + 1%

(a) Including Ireland


                                                                              11
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


APPENDIX 4

AXA GROUP REVENUES - 9M 04 FRENCH GAAP/IFRS RECONCILIATION - COMPARISON 9M 04 VS. 9M 05

                                            ---------------------------------------   ----------   --------------------------
                                                                9M 04                    9M 05         IFRS revenue change
      Euro million                           French GAAP   Reconciliation    IFRS         IFRS      Reported      Comp. basis
-----------------------------------------------------------------------------------   ----------   --------------------------
TOTAL                                           54 400         - 3 697      50 703       53 066         4.7%            3.8%

LIFE & SAVINGS                                  34 616         - 3 381      31 235       32 468         3.9%            3.1%
   France                                        8 815           - 239       8 576        9 409         9.7%            9.7%
   United States                                 9 502                       9 502       10 107         6.4%            0.2%
   United Kingdom                                4 617         - 2 825       1 792        1 739        -2.9%           -1.1%
   Japan                                         4 154                       4 154        3 488       -16.0%          -13.2%
   Germany                                       2 500                       2 500        2 562         2.5%            2.5%
   Belgium                                       1 490            - 12       1 479        1 912        29.3%           29.3%
   Southern Europe                                 918            - 23         895        1 008        12.6%           12.6%
   Other countries (1) (2)                       2 620           - 282       2 338        2 243        -4.1%            3.9%
     of which Australia/New-Zealand              1 162           - 268         893          912         2.1%           -0.1%
     of which Hong-Kong                            569            - 13         556          575         3.5%            6.6%

PROPERTY & CASUALTY                             13 987                      13 987       14 677         4.9%            2.6%
   France                                        3 860                       3 860        3 998         3.6%            3.6%
   Germany                                       2 346                       2 346        2 326        -0.9%           -1.2%
   United Kingdom + Ireland (3)                  3 504                       3 504        3 381        -3.5%            0.8%
   Belgium                                       1 108                       1 108        1 124         1.4%            1.4%
   Southern Europe                               2 106                       2 106        2 198         4.4%            4.4%
   Other countries (1) (2)                       1 063                       1 063        1 650        55.2%            8.0%

INTERNATIONAL INSURANCE                          2 938             - 8       2 930        3 183         8.6%            9.6%
   AXA RE                                        1 087                       1 087        1 314        20.9%           13.1%
   AXA Corporate Solutions Assurance             1 245                       1 245        1 310         5.2%            5.4%
   Others                                          606             - 8         598          559        -6.6%          +12.1%

ASSET MANAGEMENT                                 2 260              15       2 275        2 404         5.7%           10.1%
   Alliance Capital                              1 699              15       1 714        1 737         1.3%            6.8%
   AXA Investment Managers                         561                         561          668        19.0%           20.1%

OTHER FINANCIAL SERVICES                           600           - 323         277          333        20.5%           23.1%
-----------------------------------------------------------------------------------   ----------   ---------------------------

(1) In the Netherlands, following the sale of the Health portfolio as of December 1, 2004 (IFRS revenues of Euro 164 million in 9M04), the disability activity was transferred from Life & Savings to Property & Casualty (IFRS revenues of Euro 70 million in 9M04).
(2) As of January 2005, Turkey (Life + P&C), HK (P&C) and Singapore (P&C) are consolidated. If they had been consolidated in the first nine months of 2004, Life & Savings IFRS revenues would have been Euro 49 million higher and P&C IFRS revenues would have been Euro 365 million higher.
(3)The right to renew our UK Personal Direct business was sold to RAC in October 2004. In the first nine months of 2004, revenues from this activity amounted to Euro 95 million.


                                                                              12
-------------------------------Be Life Confident--------------------------------